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                                  EXHIBIT 5

                      Opinion of Jackson & Walker, L.L.P.


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                     [JACKSON & WALKER, L.L.P. Letterhead]



                              September 19, 1994





Michaels Stores, Inc.
5931 Campus Circle Drive
Las Colinas Business Park
Irving, Texas  75063

      Re:   Registration Statement on Form S-3 of Michaels Stores, Inc.

Ladies and Gentlemen:

      We are acting as counsel for Michaels Stores, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offer and sale of up to 901,066 shares of common stock, par value $.10 per share, of the Company (the "Shares") by certain "Selling Stockholders" (as defined in the above-captioned registration statement). The Company's Registration Statement on Form S-3 covering the sale of the Shares (the "Registration Statement") will be filed under the Act with the Securities and Exchange Commission (the "Commission") on September 19, 1994.

      In reaching the conclusions expressed in this opinion, we have examined and relied on such documents, corporate records and other instruments, including certificates of public officials and certificates of officers of the Company, and made such further investigation and inquiry as we have deemed necessary to reach the opinions expressed herein. We have assumed that all signatures on all ocuments submitted to us are genuine, that all documents submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true, correct and complete copies of the originals thereof.

      Based solely upon the foregoing and subject to the comments and exceptions herein stated, we are of the opinion that the Shares issued pursuant to the terms of the Agreement and Plan of Merger, as amended, dated as of May 10, 1994 among the Company and the other parties listed therein (a copy of which was previously filed as an exhibit to a Registration Statement on Form S-3 (No. 33-53639)), have been validly and legally issued, and are fully paid and nonassessable.

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      We express no opinion as to the laws of any jurisdiction other than the
State of Texas and, solely with respect to matters of corporate law, the State of Delaware. You should be aware that we are not admitted to practice law in the State of Delaware. Accordingly, any opinion herein as to the laws of the State of Delaware is based solely upon the latest generally available compilation of the statutes and case law of such state.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm therein under the caption "Legal Matters." In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                              Very truly yours,


                              /s/ JACKSON & WALKER, L.L.P